UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2005

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6305 El Camino Real, Carlsbad, California		92009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 931-5500

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On September 16, 2005, we amended our Manufacturing Agreement, dated May 20, 2002 and as amended April 5, 2005, with Solectron Corporation.  The amendment includes changes to selling, general and administrative expense and material markups based on the cumulative amount of product purchases we make from Solectron during each 12-month period in the two-year period after the date of our first customer shipment to Network Appliance, Inc. of product we purchase from Solectron.  The amendment also contains changes to existing cost-reduction sharing provisions and a requirement for the manufacturing processes of Solectron to comply with certain environmental directives and standards.

On September 16, 2005, we entered into a Second Award Letter with Solectron, pursuant to the Manufacturing Agreement, as amended.  The Second Award Letter provides for the manufacture, delivery and sale to us by Solectron of certain storage products that we intend to supply to Network Appliance, Inc. and Network Appliance B.V. (collectively, “NetApp”).    The Second Award Letter contains, among other things, provisions for upside support, delivery, order replenishment, logistics, quality, workmanship standards, warranty, global support and unexpected failures to help enable us to fulfill certain obligations we will have to NetApp under our Development and OEM Supply Agreement with NetApp.

On September 16, 2005, we entered into a lease contract with Equastone 2200 Faraday, LLC, effective September 1, 2005, under which we will lease approximately 58,500 square feet of office space located at 2200 Faraday Avenue in Carlsbad, California.  We will use this office space as our new corporate headquarters. The lease contract provides for a term of 88 months, commencing in January 2006 and ending April 2013.  Rental obligations will be payable on a monthly basis.  Future minimum lease payments associated with this lease are as follows:

Year	Minimum Lease Payment
2005	$—
2006	585,000
2007	954,000
2008	975,000
2009	1,003,000
Thereafter	3,525,000
Total	$7,042,000

In addition to our rental obligations, we will be responsible for certain costs and charges specified in the contract, including certain operating and utility expenses.  The lease is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Our lease for our current corporate headquarters located at 6305 El Camino Real in Carlsbad, California expires in accordance with it terms on December 31, 2005.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

10.1                           Lease Agreement by and between Dot Hill Systems Corp. and Equastone 2200 Faraday, LLC effective as of September 1, 2005 and dated as of September 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

	By:	/s/ Preston Romm
Preston Romm
Chief Financial Officer, Vice President,
Finance, Secretary and Treasurer

Date: September 21, 2005

INDEX TO EXHIBITS

10.1                           Lease Agreement by and between Dot Hill Systems Corp. and Equastone 2200 Faraday, LLC effective as of September 1, 2005 and dated as of September 16, 2005.